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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Biofield Corp. on Form S-8 of our report (which report expresses an unqualified opinion and includes an emphasis of matter paragraph), dated January 19, 1996 (February 26, 1996 as to Note 12), appearing in the March 19, 1996 Rule 424(b) Prospectus of Biofield Corp.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.


Deloitte & Touche LLP
Atlanta, Georgia

December 19, 1996